                                    REVOLVING
                                CREDIT AGREEMENT

                                 by and between

                  HYPERCOM CORPORATION, a Delaware corporation


                                       and


                              BANK ONE, ARIZONA, NA





                                   Dated as of

                                January 20, 1998
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                           REVOLVING CREDIT AGREEMENT


         BY THIS REVOLVING CREDIT AGREEMENT (together with any amendments or modifications, the "Credit Agreement"), entered into as of this 20th day of January, 1998 by and between HYPERCOM CORPORATION, a Delaware corporation (the "Borrower"), and BANK ONE, ARIZONA, NA, a national banking association (the "Lender"), in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

                                    RECITALS

         A. Borrower has applied to Lender for a revolving line of credit facility (the "RLC") in the principal amount of TEN MILLION DOLLARS ($10,000,000) for the purpose of providing working capital financing for Borrower's business operation.

         B. As a condition for extending such financial accommodations, Lender has required that Borrower enter into this Credit Agreement establishing the terms and conditions thereof.

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                                    ARTICLE 1

                               DEFINITION OF TERMS

         1.1 Definitions. For the purposes of this Credit Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article 1 or in the Section hereof referred to below:

                  "Advance" means a disbursement of the proceeds of the RLC.

                  "Affiliate" of any Person means any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Authorized Officer" means one or more officers of Borrower duly authorized (and so certified to Lender by the corporate secretary of Borrower pursuant to a certificate of authority and incumbency from time to time satisfactory to Lender in the exercise of Lender's reasonable discretion), acting alone, to request Advances under the provisions of this Credit Agreement and execute and deliver documents, instruments, agreements, reports, statements and certificates in connection herewith.

                  "Borrower":  See the Preamble hereto.

                  "Borrowing Base Certificate" means a certificate of an Authorized Officer setting forth a detailed reconciliation of the outstanding balance of the RLC against the definitional components of the RLC Borrowing Base, and shall be in the form as Lender may from time to time require.

                  "Business Day" means with respect to a LIBOR Rate RLC Advance, a day on which dealings are carried on in the London interbank market.

                  "Closing Date" means the date on which all conditions precedent to the initial Advance set forth in Section 5.1 have been met and the initial Advance is made.

                  "CMLTD" means the current maturities of Borrower's consolidated long-term debt, as construed in accordance with GAAP.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means all property of Borrower or the Guarantors subject to the Security Documents.

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                  "Commitment" means the agreement of Lender hereunder to issue
Letters of Credit pursuant to the terms and conditions in Letter of Credit Agreements and to make Advances pursuant to the terms and conditions in the Agreement.

                  "Control" when used with respect to any Person means the power, directly or indirectly, to direct the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Controlled Group" means, severally and collectively, the members of the group controlling, controlled by and/or in common control of Borrower, within the meaning of Section 4001(b) of ERISA.

                  "Credit Agreement":  See the Preamble hereto.

                  "Credit Documents" means this Credit Agreement, the Note (including any renewals, extensions and refundings thereof), the Security Documents, and any written agreements, certificates or documents (and with respect to this Credit Agreement and such other written agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Credit Agreement.

                  "Current Assets" means current assets under GAAP, provided that, regardless of GAAP, Current Assets shall not include: accounts receivable other than trade accounts receivable; receivables due from stockholders, directors, officers, partners, members, employees, subsidiaries, and other affiliates; promissory notes, including the portion due within the current period, unless the obligation evidenced thereby has been independently verified to Lender by an independent certified public accountant; accrued interest receivable; income tax refunds receivable; prepaid expenses; cash surrender value of life insurance policies; guarantee or performance deposits; and dealer reserves.

                  "Current Liabilities" means current liabilities under GAAP and, in addition, the following: all indebtedness to stockholders, directors, officers, partners, members, employees, subsidiaries, and other affiliates that is not subordinated to the satisfaction of Lender to the obligations of Borrower under the Loan Documents as to liens and encumbrances, time and right of payment, and rights against collateral.

                  "Current Ratio" means as of any date the ratio of Current Assets as of such date to Current Liabilities as of such date.

                  "Debt Coverage Ratio" means the ratio of NIDA to CMLTD.

                  "Default Rate" means an interest rate per annum equal to four hundred basis point above the rate that would otherwise be payable under the terms of the respective Note.

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                  "Dollars" and the sign "$" mean lawful currency of the United
States of America.

                  "Eligible Account Receivable" means an amount (other than an amount attributable to Eligible Lease Receivables) owing to any of the Borrower or the Guarantors (whose accounts receivables are pledged to Lender), as determined by Lender in its sole and absolute discretion, which has arisen from the delivery and/or shipment of products previously made and from services rendered for which an invoice has been issued by Borrower or one of the Guarantors to its customer ("Customer") (a) which amount is not subject to any offset, counterclaim or defense asserted by the Customer, (b) which amount is subject to a perfected security interest in favor of Lender and is not subject to any other security interest, lien, claim or encumbrances, (c) which amount has not remained unpaid for more then ninety (90) days after the date of the related invoice, (d) where not more than fifteen percent (15%) of the total amount owing from the Customer has remained unpaid for more than ninety (90) days after the date of the related invoice, (e) which amount is not an uninsured amount owing from a Customer located in a foreign country, (f) which amount is not owing from the United States of America or any agency, department or subdivision thereof, unless a properly executed assignment of claims has been received by Lender, and (g) which customer is not Borrower or an Affiliate.

                  "Eligible Inventory" means the inventory Borrower or any of the Guarantors whose accounts receivables are pledged to Lender (consisting of raw materials and finished goods), as determined by Lender in its sole and absolute discretion, to be (a) in good condition and salable in the ordinary course of Borrower's or such Guarantor's business, (b) owned by Borrower or such Guarantor free and clear of any mortgages, liens, security interests, claims, encumbrances or rights of others, excepting only the security interests in favor of Lender, (c) located at a location identified in a Security Agreement, (d) subject to a perfected security interest in favor of Lender, (e) not subject to any consignment to any customer, and (e) not acquired by Borrower or such Guarantor in or as part of a bulk transfer of sale or assets unless it has complied with all applicable bulk sales or bulk transfer laws.

                  "Eligible Lease Receivables" means an amount owing to Borrower under a lease of equipment owned by Borrower which would otherwise qualify as an Eligible Account Receivable; provided, however, that the fact that such amount is an uninsured amount owing from a Customer located in a foreign country shall not disqualify such amount from being an Eligible Lease Receivable.

                  "Equity" means Borrower's stockholders' equity, determined on a consolidated basis in accordance with GAAP.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all final and permanent regulations issued pursuant thereto. References herein to sections and subsections of ERISA are deemed to refer to any successor or substitute provisions therefor.

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                  "ESOP" means any Employee Stock Ownership Plan, as it may be amended from time to time, adopted by Borrower.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of governors to the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Rate Reserve Percentage" for the Interest Period for each LIBOR Rate RLC Advance means the reserve percentage applicable two (2) Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental, or other marginal reserve requirement) for a member bank of the Federal Reserve System in San Francisco with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Interest Rate on LIBOR Rate RLC Advances is determined) having a term equal to such Interest Period.

                  "Event of Default":  See Article 9.

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "Existing Letter(s) of Credit" means any and all letter(s) of credit issued by Lender at the request of Borrower prior to the date of this Agreement, as to which letter(s) of credit the date that is the Standard Number of Days after the last date for payment of drafts or drawn and accepted thereunder is after the date of this Agreement.

                  "Financial Covenants":  See Section 8.8 hereof.

                  "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in the financial position, of Borrower, including without limitation accounting rules promulgated pursuant to Regulations SX and SK, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

                  "Governmental Authority" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or any of its business, operations or properties.

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                  "Guarantees" means the Continuing Guarantees of the Guarantors pursuant to which each Guarantor guaranties all of the Obligations, jointly and severally, to a maximum amount guaranteed of $40,000,000.00.

                  "Guarantors" means, collectively, Hypercom, Inc., an Arizona corporation, Hypercom Latino America, Inc., an Arizona corporation, and Hypercom Manufacturing Resources, Inc., an Arizona corporation, and "Guarantor" means one of the Guarantors.

                  "Guarantors' Revolving Loan" means the loan from Lender to Guarantors under that Revolving Line of Credit Loan Agreement (Accounts Receivable and Inventory), dated March 13, 1996 between Guarantors, as borrower, and Lender as bank.

                  "Indebtedness" means, with respect to any Person, all of its monetary obligations and liabilities.

                  "Intangible Assets" means all intangible assets under GAAP, provided, that regardless of GAAP, Intangible Assets shall include: copyrights; franchises; goodwill; licenses; loan origination fees; non-competition covenants; organization or formation expenses; patents; shares of the capital stock of Borrower; service marks; service names; trademarks; trade names; write-up in the book value of any asset in excess of the acquisition cost of the asset to Borrower; any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of Borrower; unamortized debt discount; deferred discount; computer software; and research and development costs and expenses. Tangible Net Worth shall not be reduced by any net income that is less than zero (i.e., a net deficit or loss).

                  "Interest Period" means, for each LIBOR Rate RLC Advance, the period commencing on the date of such LIBOR Rate RLC Advance and ending on the last day of the period selected by Borrower pursuant to the provisions herein and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by Borrower pursuant to the provisions herein. The duration of each Interest Period shall be 30, 60, 90, 180 days, as selected by Borrower (A), for a new RLC Advance, in the request for a LIBOR Rate RLC Advance or (B), for an outstanding RLC Advance, in the request for a LIBOR Rate RLC Advance to continue bearing interest at the LIBOR Rate or (C), for an outstanding Variable Rate RLC Advance, in the request to convert to a LIBOR Rate RLC Advance, provided, however, that:

                           (i) Interest Periods commencing on the same date
                  shall be of the same duration;

                           (ii) Whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would

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                  cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (iii) No Interest Period with respect to any RLC
                  Advance shall extend beyond the RLC Maturity Date.

                  "Lender":  See the Preamble hereto.

                  "Letter of Credit" means the letters of credit in Lender's standard form from time to time issued pursuant to this Agreement and any Existing Letters of Credit.

                  "Letter of Credit Agreement" means Lender's standard from Application and Agreement for Commercial Letter of Credit, Lender's standard form Application for Standby Letter of Credit and Standby Letter of Credit Agreement, or other standard application and agreement for letters of credit in use by Lender from time to time.

                  "LIBOR Rate" means the rate per annum equal to the sum of (i) 250 basis points, and (ii) the rate per annum obtained by dividing (A) the rate of interest determined by Lender, based on Telerate System reports or such other source as may be selected by Lender, to be the "London Interbank Offered Rate" at which deposits in United States dollars are offered by major banks in London, England for the period equal to such Interest Period, one (1) Business Day before the first day of the respective Interest Period by (B) a percentage equal to one hundred percent (100%) minus the Eurodollar Rate Reserve Percentage.

                  "LIBOR Rate RLC Advance" means an RLC Advance that bears interest at the LIBOR Rate.

                  "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness whether arising by agreement or under any statute or law, or otherwise.

                  "Loan" means the RLC.

                  "Loan Fee":  See Section 3.1 hereof.

                  "Material Adverse Effect" means any circumstance or event which (i) has any material adverse effect upon the validity or enforceability of any Credit Document, (ii) materially impairs the ability of Borrower to fulfill its obligations under the Credit Documents, or (iii) causes an Event of Default or any event which, with notice or lapse of time or both, would become an Event of Default.

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                  "Net Income" means for any period the net income of Borrower after interest and taxes for such period in accordance with GAAP, determined on a consolidated basis.

                  "NIDA" means for any period the Net Income for such period, plus the sum of all amounts deducted or deductible for, depreciation and amortization, each as construed in accordance with GAAP, in computing such Net Income.

                  "Note" means the RLC Note.

                  "Obligation" means all present and future indebtedness, obligations and liabilities of Borrower to Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Credit Agreement or represented by the Note, including without limitation the Loan and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Borrower evidenced or arising pursuant to any of the other Credit Documents, and all renewals and extensions thereof, or part thereof.

                  "Owner's Equity Amount" means the sum of Tangible Net Worth and indebtedness subordinated to the satisfaction of Lender to the obligations of Borrower under the Loan Documents as to liens and encumbrances, time and right of payment, and rights against collateral.

                  "Owner's Equity Percentage" means the result obtained by dividing (A) the Owner's Equity Amount by (B) Total Assets, less Intangible Assets.

                  "Owner's Equity Ratio" means the ratio of Owner's Equity Amount to Tangible Net Worth.

                  "Payment Date" means the first day of each month, commencing on the first full month following the date of this Agreement, provided that if any such day is not a Business Day, then such Payment Date shall be the next successive Business Day.

                  "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or substantially all of the Pension Benefit Guaranty Corporation's functions under ERISA.

                  "Permitted Liens" means those Liens to which the Collateral is subject that are prior to the Liens of the Security Documents, and which consist of the following:

                  (a) Any Lien on equipment to secure the purchase price thereof;

                  (b) Liens for taxes, assessments or governmental charges not yet due and payable; and

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                  (c) Liens to which Lender shall consent in writing, in its sole and absolute discretion.

                  "Person" includes an individual, a corporation, a joint venture, a partnership, a trust, a limited liability company, an unincorporated organization or a government or any agency or political subdivision thereof.

                  "Plan" means an employee defined benefit plan or other plan maintained by Borrower for employees of Borrower and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Code.

                  "Prime Rate" means the interest rate per annum publicly announced by Lender, or its successors, in Phoenix, Arizona as its "prime rate" as in effect from time to time. Borrower acknowledges that the Prime Rate is not necessarily the best or lowest rate offered by Lender and Lender may lend to its customers at rates that are at, above or below its Prime Rate.

                  "Real Property" means all of the Real Property currently owned or leased and hereafter owned or leased by Borrower or any Subsidiary, wherever located, together with all improvements located thereon.

                  "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

                  "Regulatory Change" means any change effective after the date of the Note in United States federal, state, or foreign law, regulations, or rules or the adoption or making after such date of any interpretation, directive, or request applying to a class of banks including Lender, of or under any United States federal, state, or foreign law, regulation or rule (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reimbursement Amount" means the amount Borrower is obligated to pay to Lender under a Letter of Credit Agreement in respect of a draft drawn or drawn and accepted under the respective Letter of Credit, which amount shall be the amount of the draft or acceptance and all costs, expenses, fees, and other amounts then payable by Borrower to Lender under the Letter of Credit Agreement.

                  "Reportable Event" means any "reportable event" as described in Section 4043(b) of ERISA with respect to which the thirty (30) day notice requirement has not been waived by the PBGC.

                  "RLC":  See Recital A hereto.

                  "RLC Advance": means a disbursement of the proceeds of the RLC.

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                  "RLC Borrowing Base" means the amount, from time to time,
equal to the sum of (i) eighty percent (80.0%) of the aggregate consolidated book value of the Eligible Accounts Receivable of Borrower and (ii) thirty-five percent (35.0%) of the aggregate book value of the Eligible Inventory of Borrower.

                  "RLC Commitment" means Ten Million Dollars ($10,000,000).

                  "RLC Maturity Date" means December 5, 1999.

                  "RLC Note" means the Revolving Promissory Note of even date herewith in the amount of the RLC executed by Borrower and delivered pursuant to the terms of this Credit Agreement, together with any renewals, extensions, modifications or replacements thereof.

                  "SEC" means the Securities and Exchange Commission.

                  "Security Agreement":  See Section 4.1 hereof.

                  "Security Documents":  See Section 4.2 hereof.

                  "Significant Debt Agreement" means all documents, instruments and agreements executed by Borrower, evidencing, securing or ensuring any Indebtedness of Borrower or any guaranty in excess of $50,000 in outstanding principal (or principal equivalent) amount.

                  "Standard Number of Days" means the standard number of days established by Lender from time to time to allow for delivery to Lender of drafts drawn under letters of credit issued by Lender and presented to financial institutions other than Lender for delivery to Lender. Lender may change such number of days at any time and from time to time in its absolute and sole discretion without notice to Borrower and may have a different number of days for commercial letters of credit and standby letters of credit.

                  "Subsidiary" means any business association directly or indirectly controlled by Borrower.

                  "Tangible Net Worth" means (A) the sum of all capital accounts of the Borrower (including, without limitation, any paid-in capital, capital surplus, and retained earnings), less (B) the sum of the value on Borrower's books of all Intangible Assets.

                  "Treasury Rate" means the rate per annum equal to the weekly average yield on United States Treasury Securities-Constant Maturity Series issued by the United States Government for a term equal to or next greater than the Interest Period as most recently published prior to the date in question by The Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release H.15(519).

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                  "Variable Rate" means the rate per annum equal to the Prime
Rate per annum as in effect from time to time. The Variable Rate will change on each day that the "Prime Rate" changes.

                  "Variable Rate RLC Advance" means an Advance that bears or that is requested to bear interest at the Variable Rate.

                  "Working Capital" means the excess of Current Assets over Current Liabilities.

         1.2      Terms Generally.

                  (a) The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined.

                  (b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                  (c) All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

                  (d) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

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                                    ARTICLE 2

                                     THE RLC

                  2.1 RLC Commitment. Lender agrees to loan to or for the benefit of Borrower, and Borrower agrees to draw upon and borrow, in the manner and upon the terms and conditions contained in this Credit Agreement, amounts that in the aggregate at any time outstanding shall not exceed the lesser of the Commitment or the RLC Borrowing Base.

                  2.2 Revolving Line. Subject to the terms and conditions set forth in this Credit Agreement, including, without limitation, the provisions of Paragraph 2A.5, the RLC shall be a revolving line of credit, against which RLC Advances may be made to Borrower, repaid by Borrower, and new RLC Advances made to Borrower, as Borrower may request, provided that (i) no RLC Advance shall be made if an Event of Default shall be continuing, (ii) no RLC Advance shall be made that would cause the outstanding principal balance of the RLC to exceed the lesser of the RLC Commitment or the RLC Borrowing Base, and (iii) no RLC Advance shall be made on or after the RLC Maturity Date.

                  2.3 RLC Note. The RLC shall be evidenced by the RLC Note, and shall bear interest and be payable to Lender upon the terms and conditions contained therein.

                  2.4      RLC Payments and RLC Advances.

                  (a) Interest shall accrue on the unpaid principal of each RLC
         Advance:

                           (i) At the Variable Rate if it is a Variable Rate RLC
                  Advance.

                           (ii) At the applicable LIBOR Rate if it is a LIBOR
                  Rate RLC Advance.

                  (b) All accrued interest shall be due and payable on the Payment Date.

                  (c) The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable under the RLC Note shall be due and payable in full on the RLC Maturity Date.

                  (d) Each request for an RLC Advance shall, in addition to complying with the other requirements in this Credit Agreement, (i) specify the date and amount of the requested RLC Advance, (ii) specify whether the RLC Advance shall be an RLC Advance that bears interest at the Variable Rate or shall be an RLC Advance that bears interest at the LIBOR Rate, and (iii), if the RLC Advance is to bear interest at the LIBOR Rate, (A) specify the Interest Period, (B) be delivered to Lender at least two (2) Business Days prior to the date of the requested RLC Advance, and (C) be in a minimum amount of $1,000,000.00 with integral

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
         multiples of $1,000,000.00 in excess thereof. Any RLC Advance not complying with the foregoing requirements for an RLC Advance bearing interest at the LIBOR Rate shall bear interest at the Variable Rate.

                  (e) If Borrower desires that a LIBOR Rate RLC Advance continue to bear interest at the LIBOR Rate after the end of an existing Interest Period, Borrower shall deliver to Lender a notice making such election and specifying the new Interest Period. If Borrower does not deliver such notice within such time, then after the existing Interest Period the LIBOR Rate RLC Advance shall become a Variable Rate RLC Advance and shall bear interest at the Variable Rate.

                  (f) Borrower may on any Business Day, upon written notice to and received by Lender not later than 12:00 p.m. (Phoenix, Arizona local time) (i) on the second Business Day, in the case of any conversion of a Variable Rate RLC Advance into a LIBOR Rate RLC Advance and (ii) on the first Business Day in the case of any conversion of a LIBOR Rate RLC Advance into a Variable Rate RLC Advance, prior to the date of the proposed conversion, convert any RLC Advance of one type into an RLC Advance of the other type, provided, however, that any conversion of a LIBOR Rate RLC Advance (A) shall only be made on the last day of the applicable Interest Period, and (B) shall be made only as to an RLC Advance in a minimum amount of $1,000,000.00 with integral multiples of $1,000,000.00 in excess thereof. Each such notice of a conversion shall specify the date of such conversion and the RLC Advance(s) to be converted.

                  (g) Notwithstanding any provision of the Credit Documents to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of any RLC Advance in any manner it sees fit, provided, however, that for the purposes of the RLC Note, all determinations thereunder shall be made as if Lender had actually funded and maintained each LIBOR Rate RLC Advance during the Interest Period therefor through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

                  (h) If, due to any Regulatory Change, there shall be any increase in the cost to Lender of agreeing to make or making, funding, or maintaining LIBOR Rate RLC Advances (including, without limitation, any increase in any applicable reserve requirement), then Borrower shall from time to time, upon demand by Lender, pay to Lender such amounts as Lender may reasonably determine to be necessary to compensate Lender for any additional costs that Lender reasonably determines are attributable to such Regulatory Change and Lender will notify the Borrower of any Regulatory Change that will entitle Lender to compensation pursuant to this paragraph as promptly as practicable, but in any event within 90 days after Lender obtains knowledge thereof, provided, however, that if Lender fails to give such notice within 90 days after it obtains knowledge of such a Regulatory Change, Lender shall, with respect to compensation payable in respect of any costs resulting from such Regulatory Change, only be entitled to payment for costs incurred from and after the date that Lender does give such notice. Lender will furnish to Borrower a certificate setting forth in reasonable detail the basis for the amount of each request by Lender for compensation under this paragraph. Determinations by Lender of the amounts required to compensate Lender shall be conclusive, absent manifest error. Lender shall be entitled to compensation in connection with any Regulatory Change only for costs actually incurred by Lender.

                  (i) Notwithstanding any provision of the Credit Documents, if Lender shall notify Borrower that as a result of a Regulatory Change it is unlawful for Lender to make RLC Advances at the LIBOR Rate, or to fund or maintain LIBOR Rate RLC Advances, (i) the obligations of Lender to make RLC Advances at the LIBOR Rate and to convert RLC Advances to the LIBOR Rate shall be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and
         (ii) in the event such Regulatory Change makes the maintenance of RLC Advances at the LIBOR Rate unlawful, Borrower shall forthwith prepay in full all LIBOR Rate RLC Advances then outstanding, together with interest accrued thereon and all amounts in connection with such prepayment specified in the RLC Note, unless Borrower, within five (5) Business Days of notice from Lender, converts all LIBOR Rate RLC Advances then outstanding into Variable Rate RLC Advances pursuant to the conversion procedures in this Note and pays all amounts in connection with such prepayments or conversions specified in the RLC Note.

                  (j) Notwithstanding any other provision of the Credit Documents, if prior to the commencement of any Interest Period, Lender shall determine (i) that United States dollar deposits in the amount of any LIBOR Rate RLC Advance to be outstanding during such Interest Period are not readily available to Lender in the London interbank market, or (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period in the manner prescribed in the definition of "LIBOR Rate", then Lender shall promptly give notice thereof to Borrower and the obligation of Lender to create, continue, or effect by conversion any LIBOR Rate RLC Advance in such amount and for such Interest Period shall terminate until United States dollar deposits in such amount and for the Interest Period shall again be readily available in the London interbank market and adequate and reasonable means exist for ascertaining the LIBOR Rate.

                  (k) If any payment required under the RLC Note is not paid within five (5) days after the date such payment is due, then, at the option of Lender, Borrower shall pay a "late charge" equal to four percent (4%) of the amount of that payment to compensate Lender for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Lender.

                  (l) After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable under the RLC Note shall bear interest at the Default Rate.

         2.5 Excess Balance Repayment. There shall be due and payable from Borrower to Lender, and Borrower shall immediately repay to Lender, without notice or demand, from time to time, any amount by which the outstanding principal balance of the RLC exceeds the lesser of the Commitment or the Borrowing Base.

         2.6 Principal Prepayments. Borrower shall have the option to prepay the RLC Note, in full or in part, at any time prior to maturity. With any prepayment of a LIBOR Rate RLC Advance or a Fixed Rate RLC Advance or with any conversion of a LIBOR Rate RLC Advance to a Variable Rate RLC Advance, in either case other than on the last Business Day of the Interest Period for such RLC Advance (the "Interest Period Termination Date") (including any such prepayment made voluntarily or involuntarily as a result of the acceleration of maturity upon a default or otherwise), Borrower shall also pay (a) all accrued and unpaid interest on the principal being prepaid, (b) all Other Amounts then due, and (c) a premium, if any, equal to the product of (i) the Average Lost Monthly Interest Income and (ii) the number of months from the date of prepayment or conversion to the Interest Period Termination Date (with any fraction of a month counted as a month), discounted to present value at the Discount Rate over a period equal to one-half of the number of months in (ii) above.

         As used in the preceding paragraph:

                  "Average Lost Monthly Interest Income" means the amount determined by dividing (i) the product of the Average Principal and the Lost Rate, by (ii) 12, where:

                           "Average Principal" means the amount equal to either
                  (i) one-half the sum of (A) the amount of principal being prepaid and (B) the amount of principal that is scheduled to be due on the Interest Period Termination Date ("Balloon Amount"), or (ii) the amount of principal being prepaid, if such amount is less than the Balloon Amount; and

                           "Lost Rate" means the rate per annum equal to the
                  percentage, if any, by which (i) the yield to maturity of United States Treasury debt obligations having a maturity date nearest to the Interest Period Termination Date ("Treasury Obligations") determined on the first day of the Interest Period exceeds (ii) the yield to maturity of Treasury Obligations determined on the date of prepayment.

                  "Discount Rate" means the rate per annum equal to the yield to maturity of Treasury Obligations determined on the date of prepayment.

                  "Other Amounts" means all amounts payable by Borrower to Lender hereunder and all other Credit Documents.

The maturity date and yield to maturity of Treasury Obligations shall be determined by Lender, in its absolute and sole discretion, on the basis of quotations published in The Wall Street Journal or other comparable sources.

         2.7 Method of Payment. All payments of principal of, and interest on, the RLC, in full or in part, at any time prior to maturity.

         2.8 Conditions. Lender shall have no obligation to make any RLC Advance unless and until all of the conditions and requirements of this Credit Agreement are fully satisfied. However, Lender in its sole and absolute discretion may elect to make one or more RLC Advances prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that such an RLC Advance or RLC Advances are made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements, and Lender, at any time, in Lender's sole and absolute discretion, may stop making RLC Advances until all conditions and requirements are fully satisfied.

         2.9 Other RLC Advances by Lender. Lender, after giving written notice to Borrower, from time to time, may make RLC Advances in any amount in payment of (i) insurance premiums, taxes, assessments, liens or encumbrances existing against property encumbered by the Security Documents, (ii) interest accrued and payable upon the RLC, (iii) any charges and expenses that are the obligation of Borrower under this Credit Agreement or any Security Document, and (iv) any charges or matters necessary to preserve the property encumbered by the Security Documents or to cure any Event of Default.

         2.10 Assignment. Borrower shall have no right to any RLC Advance other than to have the same disbursed by Lender in accordance with the disbursement provisions contained in this Credit Agreement. Any assignment or transfer, voluntary or involuntary, of this Credit Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent; Lender may make RLC Advances under the disbursement provisions herein, notwithstanding any such assignment or transfer.

                                   ARTICLE 2A

                                LETTERS OF CREDIT

         2A.1 Issuance of Letters of Credit. Subject to the terms and conditions of this Credit Agreement and the Letter of Credit Agreements and subject to the policies, procedures, and requirements of Lender in effect from time to time for issuance of Letters of Credit (including, without limitation, payment of letter of credit fees), Lender agrees to issue, from time to time on or before the scheduled RLC Maturity Date set forth in this Credit Agreement, Letters of Credit upon request by and for the account of Borrower, provided that as to each requested Letter of Credit Borrower has delivered to Lender a completed and executed Letter of Credit Agreement, and provided further that the date that is the Standard Number of Days after the last date for payment of drafts drawn or drawn and accepted under a requested Letter of Credit is before the scheduled RLC Maturity Date set forth in the Agreement. Each reference in this Credit Agreement to "issue" or "issuance" or other forms of such words in relation to Letters of Credit shall also include any extension or renewal of a Letter of Credit. Upon occurrence of an Event of Default, or any condition or event that with notice, passage of time, or both would be an Event of Default, Lender, in its absolute and sole discretion and without notice, may suspend the commitment to issue Letters of Credit. In addition, upon occurrence of an Event of Default, Lender, in its absolute and sole discretion and without notice, may terminate the commitment to issue Letters of Credit.

         2A.2 Issuance Procedure. To obtain a Letter of Credit, Borrower shall complete and execute a Letter of Credit Agreement and submit it to the letter of credit department of Lender. Upon receipt of a completed and executed Letter of Credit Agreement, Lender will process the application in accordance with the policies, procedures, and requirements of Lender then in effect. If the application meets the requirements of Lender and is within the policies of Lender then in effect, Lender will issue the requested Letter of Credit.

         2A.3 Reimbursement of Lender for Payment of Drafts Drawn or Drawn and Accepted Under Letters of Credit. The obligation of Borrower to reimburse Lender for payment by Lender of drafts drawn or drawn and accepted under a Letter of Credit shall be as provided in the respective Letter of Credit Agreement. Lender will notify Borrower of payment by Lender of a draft drawn or drawn and accepted under a Letter of Credit and of the respective Reimbursement Amount and will give Borrower the election (i) to pay the Reimbursement Amount pursuant to the respective Letter of Credit Agreement or (ii) to pay the Reimbursement Amount by Lender making an Advance subject to the terms and conditions of this Credit Agreement and applying the proceeds of the Advance to pay the Reimbursement Amount. If Borrower does not communicate to Lender its election within two Business Days after notification by Lender of payment of the draft or acceptance, Borrower shall be deemed to have elected to pay the Reimbursement Amount by Lender making an Advance hereunder, provided that if the terms and conditions in this Credit Agreement for an Advance hereunder are not satisfied, Borrower shall be deemed to have elected to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement. Each Advance to pay a Reimbursement Amount shall be dated the date that Lender pays the respective draft or

                                    -xviii-
acceptance and shall accrue interest from and after such date. If Borrower is to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement, Borrower shall also pay to Lender interest on the Reimbursement Amount from and including the date Lender pays the respective draft or acceptance at the rate per annum at which interest is then accruing under the Line of Credit Note until the Reimbursement Amount for such interest are paid in full; provided that if Borrower fails to pay the Reimbursement Amount and accrued interest thereon within five (5) days after notification by Lender to Borrower of payment of the respective draft or acceptance, interest thereafter shall accrue at the interest rate applicable to past-due payments under the Note. Such interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. Notwithstanding the above, if Borrower elects or is deemed to have elected to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement and fails to pay the Reimbursement Amount and interest thereon within five (5) days after notification by Lender to Borrower, Lender, in its absolute and sole discretion and without notice to Borrower and regardless of whether the terms and conditions in this Credit Agreement for Advances are satisfied, may make an Advance under this Credit Agreement in the amount of the Reimbursement Amount and accrued interest thereon and apply the proceeds of such Advance to pay the Reimbursement Amount and accrued interest.

         2A.4 Letters of Credit and Advances. Letters of Credit may be issued by Lender at the oral or written request of the respective person or persons designated in the Agreement to request Advances. Such person or persons are hereby authorized by Borrower to request Letters of Credit and Advances, to execute and deliver Letter of Credit Agreements on behalf of Borrower, and to direct disposition of the proceeds of Advances until written notice of the revocation of such authority is received from Borrower by the Lender and Lender has had a reasonable time to at upon such notice. Lender shall have no duty to monitor for Borrower or to report to Borrower the use of Letters or Credit or proceeds of Advances. Advances shall be disbursed by Lender in the manner agreed upon by Lender and Borrower from time to time.

         2A.5 Limit on Letters of Credit and Advances. Anything in the Loan Documents to the contrary notwithstanding, the sum from time to time of (i) the aggregate amount of outstanding and undrawn Letters of Credit, (ii) the aggregate amount of outstanding and unpaid drafts drawn or drawn and accepted under Letters of Credit, (iii) the aggregate amount of unpaid Reimbursement Amounts, and (iv) the amount of outstanding and unpaid Advances shall not exceed the lesser of (A) the RLC Commitment and (B) the RLC Borrowing Base, provided, that if such sum at any time exceeds the lesser of (A) and (B), Borrower, without notice or demand, shall immediately make a payment to Lender in an amount equal to the sum of (1) such excess and (2) accrued and unpaid interest thereon.

         2A.6 Collateral Upon Event of Default. Upon an event of default and demand by Lender in its absolute and sole discretion, Borrower shall immediately deliver to Lender, as security for all Obligations (including, without limitation, the obligation to pay Reimbursement Amounts), immediately available funds in an amount equal to the sum of (i) the aggregate amount of outstanding and undrawn Letters of Credit, and (ii) the aggregate amount of outstanding and unpaid drafts drawn or drawn and accepted under Letters of Credit. Borrower hereby grants to

Lender a security interest in all such funds delivered to Lender to secure payment and performance of said obligations.

         2A.7 Conditions Precedent to Each Advance and Letter of Credit. Lender shall be obligated to issue a Letter of Credit or make an Advance when requested by Borrower only if the representations and warranties by Borrower in the Loan Documents are accurate on and as of the date of this Credit Agreement and on and as of the date of issuance of the Letter of Credit or of making the Advance before and after giving effect to the Letter of Credit or the Advance and the application of the proceeds of the Advance. Delay or failure by Lender to insist on satisfaction of any condition of issuance of a Letter of Credit or making an Advance shall not be a waiver of such condition precedent or any other condition precedent. If Borrower is unable to satisfy any condition precedent of issuance of a Letter of Credit or making an Advance, the issuance of the Letter of Credit or the making of the Advance shall not preclude Lender from thereafter declaring the condition or event causing such inability to be an event of default.

                                    ARTICLE 3

                                    LOAN FEE

         3.1 Revolving Loan Fee. In connection with the RLC, a non-refundable Loan fee in an amount equal to three-tenths of one percent (0.3%) of the RLC Commitment (the "RLC Fee") shall be due and payable on or before the Closing Date and on each anniversary of the Closing Date until the RLC Maturity Date (or the first Business Day thereafter if such day is not a Business Day). Lender has earned the RLC Fee payable on the Closing Date and shall have earned the RLC Fee payable on each anniversary of the Closing Date as of that date.

                                    ARTICLE 4

                                    SECURITY


         4.1 Security. So long as the Loan is outstanding, Borrower shall cause the Loan and Borrower's obligations under this Credit Agreement to be secured at all times by valid and effective security agreements (or in the case of Guarantors, modifications to existing security agreements in favor of Lender) (collectively, the "Security Agreements"), duly executed and delivered by or on behalf of Borrower and each Guarantor, granting Lender a valid and enforceable security interest in all of the kinds and categories of personal property described in the Security Agreements, including without limitation its accounts receivable, inventory and equipment, wherever located, in, to, or under which Borrower and each Guarantor now has or hereafter acquires any right, title, or interest, whether present, future, or contingent, and in Borrower's or each Guarantor's expectancy to acquire such property, subject to no prior Liens except for Permitted Liens.

         4.2 Security Documents. All of the documents required by this Article 4 shall be in form satisfactory to Lender and Lender's counsel, and, together with any UCC financing statements for filing and/or recording, and any other items required by Lender to fully perfect and effectuate the liens and security interests of Lender contemplated by the Security Agreements, and this Credit Agreement, may heretofore or hereinafter be referred to as the "Security Documents."

                                    ARTICLE 5

                              CONDITIONS PRECEDENT

         The obligation of Lender to make the Loan and to make each and any Advance hereunder is subject to the full prior satisfaction at each such time of each of the following conditions precedent:

         5.1 Initial or any Subsequent Advance. The initial Advance shall (subject to the limitations set forth in Section 2.2) be in an amount necessary to repay the full amount of the Guarantor's Revolving Loan. Prior to its making the initial Advance or any subsequent Advance, Lender shall have received the following, each in form and substance satisfactory to Lender:

                  (a) This Credit Agreement. This Credit Agreement, duly executed and delivered to Lender by Borrower.

                  (b) The Note. The Note, duly executed, drawn to the order of Lender and otherwise as provided in Article 2 hereof.

                  (c) Security Agreements. The Security Agreements, duly executed and delivered to Lender by Borrower and each Guarantor.

                  (d) Filings. Completion of all filings necessary to perfect Lender's Liens with respect to the Collateral.

                  (e) Guarantees. The Guarantees, executed by Guarantors.

                  (f) Loan Fee. Payment of the Loan Fee.

                  (g) Insurance. Original copies of policies of insurance in compliance with Section 7.15 hereof.

                  (h) Organizational Documents. A copy of the current Certificate of Incorporation (or other charter documents, however named) of Borrower, including all amendments thereto, certified as current and complete by the appropriate authority of the state of said corporation's incorporation, together with evidence of said corporation's good standing in said corporation's state of incorporation and in every other state in which it is doing business or the conduct of said corporation's business requires such standing for the enforcement of material contracts.

                  (i) Officer's Certificate. A certificate signed by an Authorized Officer of Borrower, stating that (to the best knowledge and belief of Borrower, after reasonable inquiry and review of matters pertinent to the subject matter of such certificate): (i) all of the representations and warranties contained in Article 6 of this Credit Agreement and in the other Credit Documents are, in all material


                                    -xxiii-
         respects, true and correct as of the date hereof (other than those of such representations which by their express terms speak to a date prior to such date, which representations are, in all material respects, true and correct as of such respective dates); (ii) no event has occurred and is continuing, or would result from the advance of the proceeds of the Loan, which would constitute an Event of Default, and (iii) no change or changes having a Material Adverse Effect have occurred in the business or financial condition of Borrower since the date of the last financial statements of Borrower heretofore delivered to Lender.

                  (j) Borrower's Secretary Certificate. A certificate of the corporate secretary of Borrower, signed by the duly appointed secretary thereof and issued as of the Closing Date, certifying that (i) attached thereto is a true and complete copy of the corporate by-laws of said corporation in effect on the date of passage of the corporate resolutions described immediately below and at all subsequent times to and including the date of the certificate, (ii) attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of said corporation authorizing the Loan, the execution, delivery, and performance of this Credit Agreement, the Note, the Credit Documents, and all advances of credit hereunder, and that such resolutions have not been modified, rescinded, or amended and are in full force and effect, (iii) no change has been made to said corporation's charter documents other than as reflected in the certified copies submitted in connection with the delivery of this Credit Agreement or as approved in writing by Lender, and (iv) set forth therein and appropriately identified are the names, current official titles, and signatures of the officers of said corporation authorized to sign this Credit Agreement and other documents to be delivered hereunder and/or to act as Authorized Officers hereunder.

                  (k) Guarantors' Secretary Certificate. A certificate of the corporate secretary of Borrower and each Guarantor, signed by the duly appointed secretary thereof and issued as of the Closing Date, certifying that (i) attached thereto is a true and complete copy of the corporate by-laws of said corporation in effect on the date of passage of the corporate resolutions described immediately below and at all subsequent times to and including the date of the certificate, (ii) attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of said corporation authorizing the Guarantee, and that such resolutions have not been modified, rescinded, or amended and are in full force and effect, (iii) no change has been made to said corporation's charter documents other than as reflected in the certified copies submitted in connection with the delivery of this Credit Agreement or as approved in writing by Lender, and (iv) set forth therein and appropriately identified are the names, current official titles, and signatures of the officers of said corporation authorized to sign this Credit Agreement and other documents to be delivered hereunder and/or to act as Authorized Officers hereunder.

                  (l) Borrowing Base Certificate. An initial Borrowing Base Certificate, dated as of the Closing Date.

                  (m) Accounts Receivable Audit. If required, the results of an audit of the Accounts Receivable, which results shall be satisfactory to Lender in its sole discretion.

                  (n) Additional Information. Such other information and documents as may reasonably be required by Lender or Lender's counsel.

         5.2 No Event of Default. No Event of Default known to Borrower shall have occurred and be continuing, or result from Lender's making of the Loan.

         5.3 No Material Adverse Change. Since the date of the most recent financial statements provided to Lender by Borrower, no change shall have occurred in the business or financial condition of Borrower that could have a Material Adverse Effect.

         5.4 Representations and Warranties. The representations and warranties contained in Article 6 hereof shall be true and correct in all material respects, with the same force and effect as though made on and as of the Closing Date (other than those of such representations which by their express terms speak to a date prior to that date, which representations shall, in all material respects, be true and correct as of such respective date).

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

         To induce Lender to make the Loan, Borrower represents and warrants to Lender that:

         6.1 Organization and Good Standing. It is duly organized, validly existing and in good standing in all states in which the nature of its business and property makes such qualifications necessary or appropriate. It has the legal power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein the nature of its proposed business and property will make such qualifications necessary or appropriate in the future.

         6.2 Authorization and Power. It has the corporate power and requisite authority to execute, deliver and perform this Credit Agreement, the Note and the other Credit Documents to be executed by it; it is duly authorized to, and has taken all action, corporate or otherwise, necessary to authorize it to, execute, deliver and perform this Credit Agreement, the Note and such other Credit Documents and is and will continue to be duly authorized to perform this Credit Agreement, the Note and such other Credit Documents.

         6.3 No Conflicts or Consents. Neither the execution and delivery of this Credit Agreement, the Note or the other Credit Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, (a) will materially contravene or conflict with:
(i) any provision of law, statute or regulation to which it is subject, (ii) any judgment, license, order or permit applicable to it, (iii) any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it may be bound, or to which it may be subject, or (b) will violate any provision of its Certificate of Incorporation. No consent, approval, authorization or order of any court or Governmental Authority or other Person is required in connection with the execution and delivery by it of the Credit Documents or to consummate the transactions contemplated hereby or thereby, or if required, such consent, approval, authorization or order shall have been obtained.

         6.4 Enforceable Obligations. This Credit Agreement, the Note and the other Credit Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights.

         6.5 Financial Condition. It has delivered to Lender copies of the Borrower's most recent audited consolidated financial statements. Such financial statements, in all material respects, fairly and accurately present the financial position of Borrower as of such date and have been prepared in accordance with GAAP and neither contain any untrue statement of a material fact nor fail to state a material fact required in order to make such financial statements not misleading. Since the date thereof, Borrower has not discovered any obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) which in the aggregate are material and adverse to the financial position or business of Borrower that should have been but were not reflected in such financial statements. No changes having a Material Adverse Effect have occurred in the financial condition or business of Borrower since the date thereof.

         6.6 Full Disclosure. There is no material fact that it has not disclosed to Lender that would have a Material Adverse Effect. No certificate or statement delivered herewith or heretofore by it to Lender in connection with negotiations of this Credit Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

         6.7 No Default. No event or condition has occurred and is continuing that constitutes an Event of Default.

         6.8 Significant Debt Agreements. It is not in default in any material respect under any Significant Debt Agreement.

         6.9 No Litigation. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to its actual knowledge overtly threatened, against Borrower that would, if adversely determined, have a Material Adverse Effect.

         6.10 Taxes. It has filed or caused to be filed all returns and reports which are required to be filed by any jurisdiction, and has paid or made provision for the payment of all taxes, assessments, fees or other governmental charges imposed upon its properties, income or franchises, as to which the failure to file or pay would have a Material Adverse Effect, except such assessments or taxes, if any, which are being contested in good faith by appropriate proceedings.


         6.11 ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither the Borrower, any member of the Controlled Group, nor any duly-appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) has instituted or intends to institute proceedings to terminate any Plan under
Section 4041 or 4041A of ERISA; and (d) each Plan of Borrower has been maintained and funded in all material respects in accordance with its terms and in all material respects in accordance with all provisions of ERISA applicable thereto. Neither the Borrower nor any of its Subsidiaries participates in, or is required to make contributions to, any Multi-employer Plan (as that term is defined in Section 3(37) of ERISA).

         6.12 Compliance with Law. It is in substantial compliance with all laws, rules, regulations, orders and decrees that are applicable to it, or its properties, noncompliance with which would have a Material Adverse Effect.

         6.13 Survival of Representations, Etc. All representations and warranties by Borrower herein shall survive the making of the Loan and the execution and delivery of the Note; any


                                     -xxvii-
investigation at any time made by or on behalf of Lender shall not diminish Lender's right to rely on the representations and warranties herein.

         6.14 Recitals. The recitals and statements of intent appearing in this Credit Agreement are true and correct.

         6.15 No Stock Purchase. No part of the proceeds of any financial accommodation made by Lender in connection with this Credit Agreement will be used to purchase or carry "margin stock," as that term is defined in Regulation U, or to extend credit to others for the purpose of purchasing or carrying such margin stock.

         6.16 Solvent. It (both before and after giving effect to the Loan contemplated hereby) is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

         6.17 Advances. Each request for an Advance or for the extension of any financial accommodation by Lender whatsoever shall constitute an affirmation that the representations and warranties contained herein are, true and correct as of the time of such request. All representations and warranties made herein shall survive the execution of this Credit Agreement, all advances of proceeds of the Loan and the execution and delivery of all other documents and instruments in connection with the Loan and/or this Credit Agreement, so long as Lender has any commitment to lend hereunder and until the Loan has been paid in full and all of Borrower's obligations under this Credit Agreement, the Note and all Security Documents have been fully discharged.

         6.18 Title to Collateral. It or a Guarantor has good and marketable title to the Collateral.

         6.19 Security Documents. The liens, security interests and assignments created by the Security Documents will, when granted, be valid, effective and enforceable liens, security interests and assignments, except to the extent (if any) otherwise agreed in writing by Lender.

         6.20 Subsidiary. Except for the Guarantors, it has no existing Subsidiary that conducts any business or operations.

         6.21 Environmental Matters. Borrower, to the best of its knowledge after due investigation, is in compliance in all material respects with all applicable environmental, health and safety statutes and regulations and Borrower does not have any material contingent liability in connection with any improper treatment, storage, disposal or release into the environment of any hazardous or toxic waste or substance.

         6.22 Investment Company Act. Borrower is not, and is not directly or indirectly controlled by, or acting on behalf of, any person which is, an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.


                                    -xxviii-

                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS

         Until payment in full of the Note and the complete performance of the Obligation, Borrower agrees that:

         7.1 Financial Statements, Reports and Documents. It shall deliver, or cause to be delivered, to Lender each of the following:

                  (a) Consolidated Monthly Statements of Borrower. As soon as available, and in any event within sixty (60) days after the end of each fiscal quarter of Borrower, copies of the consolidated balance sheet of Borrower as of the end of such month, and consolidated statements of income of Borrower for that month and for the portion of the fiscal year ending with such month, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and fairly stated and prepared in accordance with GAAP.

                  (b) Consolidated Annual Statements of Borrower. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of Borrower, audited consolidated financial statements of Borrower, including its consolidated balance sheet as of the close of such fiscal year and consolidated statements of income of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified opinion thereon of independent public accountants of recognized national standing selected by Borrower and acceptable to Lender, to the effect that such financial statements have been prepared in accordance with GAAP (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

                  (c) Borrowing Base Certificate. Within forty-five (45) days after the end of each month, the Borrowing Base Certificate together with the following:

                           (i) An aging and listing of all Eligible Accounts
                  Receivable prepared in accordance with GAAP which itemizes each account debtor by name and address and which states the total amount payable to Borrower, indicating future amounts due and when due, current amounts due, amounts thirty (30) days past due, sixty (60) days past due, and ninety (90) or more days past due, and reflecting any credit adjustments, returns, and allowances;

                           (ii) An aging and listing of all trade accounts
                  payable prepared in a similar manner; and

                           (iii) A complete and detailed description of all
                  Eligible Inventory.

                  (d) Management Letters. With the audited fiscal year-end statements submitted under Section 7.1(b) above, the management letter, if any, of Borrower's certified public accountants issued in connection with such audit.

                  (e) Other Information. Such other information concerning the business, properties or financial condition of Borrower as Lender shall reasonably request.

         7.2 Payment of Taxes and Other Indebtedness. It will pay and discharge
(i) all income taxes and payroll taxes, (ii) all taxes, assessments, fees and other governmental charges imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, which become due and payable, (iii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might become a Lien upon any of its property and
(iv) all of its Indebtedness as it becomes due and payable, except as prohibited hereunder; provided, however, that it shall not be required to pay any such tax, assessment, charge, levy, claims or Indebtedness if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate actions and appropriate accruals and reserves therefor have been established in accordance with GAAP.

         7.3 Maintenance of Existence and Rights; Conduct of Business. It will preserve and maintain its corporate existence and all of its rights, privileges, licenses, permits, franchises and other rights necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices.

         7.4 Notice of Default. It will furnish to Lender immediately upon becoming actually aware of the existence of any event or condition that constitutes an Event of Default, a written notice specifying the nature and period of existence thereof and the action which it is taking or proposes to take with respect thereto.

         7.5 Other Notices. It will promptly notify Lender of (a) any Material Adverse Effect, (b) any waiver, release or default under any Significant Debt Agreement, (c) any claim not covered by insurance against Borrower or any of Borrower's properties, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting it, except litigation or proceedings which, if adversely determined, would not have a Material Adverse Effect.

         7.6 Compliance with Credit Documents. It will comply with any and all covenants and provisions of this Credit Agreement, the Note and all other Credit Documents.

         7.7 Compliance with Significant Debt Agreements. It will comply in all material respects with all Significant Debt Agreements.

         7.8 Operations and Properties. It will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

         7.9 Books and Records; Access. It will give any authorized representative of Lender access during normal business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in its possession of and relating to the Loan, and to inspect any of its properties. It will maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

         7.10 Compliance with Law. It will comply with all applicable laws, rules, regulations, and all final, nonappealable orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, a breach of which could result in a Material Adverse Effect.

         7.11 Authorizations and Approvals. It will promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Credit Documents and to operate its businesses as presently or hereafter duly conducted.

         7.12 ERISA Compliance. With respect to its Plans, it shall (a) at all times comply with the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code or shall have duly obtained a formal waiver of such compliance from the proper authority; (b) at Lender's request, within thirty (30) days after the filing thereof, furnish to Lender copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, in connection with each of its Plans for each year of the plan; (c) notify Lender within a reasonable time of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which constitutes grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and (d) furnish to Lender within a reasonable time, upon Lender's request, such additional information concerning any of its Plans as may be reasonably requested.

         7.13 Further Assurances. It will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper to fully evidence the Loan.

         7.14 News Releases. It shall promptly forward to Lender copies of all news releases made by it to the news media as to anything of material significance with respect to its financial status.

         7.15 Insurance. It shall maintain in full force and effect at all times all insurance coverages required under the terms of this Credit Agreement and/or the Security Documents to which it is a party. In addition, it shall maintain in full force and effect at all times:

                  (a) Policies of all risk coverage insurance covering (i) its Real Property of every kind and description, and wherever located, in which Lender has been granted or has obtained a lien to secure any portion of the Obligation, in respective coverage amounts not less than, from time to time, the full replacement value of all insurable improvements situated thereon and (ii) all tangible personalty in which Lender has been granted or obtained a security interest to secure the Obligation, in respective coverage amounts not less than, from time to time, the fair market value thereof.

                  (b) Policies of insurance evidencing personal liability and property damage liability coverages in amounts not less than $2,000,000.00 (combined single limit for bodily injury and property damage), and an umbrella excess liability coverage in an amount not less than $10,000,000.00 shall be in effect with respect to Borrower.

                  (c) Policies of workers' compensation insurance in amounts and with coverages as legally required.

Without limitation of the foregoing, it shall at all times maintain insurance coverages in scope and amount not less than, and not less extensive than, the scope and amount of insurance coverages customary in the trades or businesses in which it is from time to time engaged. All of the aforesaid insurance coverages shall be issued by insurers reasonably acceptable to Lender. Copies of all policies of insurance evidencing such coverages in effect from time to time shall be delivered to Lender prior to the initial Advance under this Credit Agreement and upon reasonable notice upon issuance of new policies thereafter. From time to time, promptly upon Lender's request, it shall provide evidence satisfactory to Lender (i) that required coverage in required amounts is in effect, and (ii) that Lender is shown as an additional loss payee with respect to all such coverages, as Lender's interest may appear, by standard (non-attribution) loss payable endorsement, additional insured endorsement, insurer's certificate or other means acceptable to Lender in its reasonable discretion. At Lender's option, it shall deliver to Lender certified copies of all such policies of insurance in effect from time to time, to be retained by Lender so long as Lender shall have any commitment to lend hereunder and/or any portion of the Obligation shall be outstanding or unsatisfied. All such insurance policies shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to Lender.


                                     -xxxii-

                                    ARTICLE 8

                               NEGATIVE COVENANTS

         Until payment in full of the Note and the performance of the Obligation, Borrower agrees that:

         8.1 Amendments to Organizational Documents. It will not amend its organizational documents if the result thereof could result in the occurrence directly or indirectly of a Material Adverse Effect.

         8.2 Margin Stock. It shall not use any proceeds of the Loan, or any proceeds of any other or future financial accommodation from Lender for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as that term is defined in Regulation U or to reduce or retire any indebtedness undertaken for such purposes within the meaning of said Regulation U, and will not use such proceeds in a manner that would involve Borrower in a violation of Regulation U or of any other Regulation of the Board of Governors of its Federal Reserve System, nor use such proceeds for any purpose not permitted by Section 7 of the Exchange Act, or any of the rules or regulations respecting the extensions of credit promulgated thereunder.

         8.3 Fiscal Year. Except with prior notice to Lender, it will not change the times of commencement or termination of its fiscal year or other accounting periods; or change its methods of accounting other than to conform to GAAP applied on a consistent basis. After any such changes, its method of accounting shall conform to GAAP.

         8.4 Liens. On and after the date hereof, it will not create or suffer to exist Liens upon the Collateral, except (i) Liens, if any, for the benefit of Lender, and (ii) Permitted Liens.

         8.5 Merger, Sale of Assets. It will not, without Lender's prior written consent: (i) sell, lease, transfer or dispose of substantially all of its assets to another entity; or (ii) consolidate with or merge into another entity, permit any other entity to merge into it or consolidate with it, or permit any transfer of the ownership of, or power to control, Borrower.

         8.6 Insider Loan or Dividends. It will neither make loans, receivables or investments, on a consolidated basis, to officers of Borrower or any other companies of said officers, except for normal advances for travel and entertainment, nor declare or pay cash dividends.

         8.7 Transfer Collateral. It will not assign, transfer or convey any of its right, title and interest in the Collateral (whether real or personal) encumbered by the Security Documents.

         8.8 Financial Covenants. It will not permit:

                  (a) The Current Ratio to be less than 1.30 to 1.0 at end of any fiscal quarter of Borrower.


                                    -xxxiii-

                  (b) Its Working Capital to be less than $40,000,000.00 at the end of any fiscal quarter of Borrower.

                  (c) Its Tangible Net Worth, at the end of any fiscal quarter of Borrower, to be less than an amount equal to the sum of (A) $50,000,000, plus (B) an amount equal to the aggregate of twenty-five percent (25%) of Borrower's net income as of the end of each fiscal quarter of Borrower, commencing with its fiscal year ending June 30, 1998.

                  (d) Its Owners Equity Ratio to be less than thirty-five percent (35%) at the end of any fiscal quarter of Borrower.

                  (e) Its Debt Coverage Ratio for the prior twelve (12) months to be less than 2.0 to 1.0 at the end of any fiscal quarter of Borrower.

         Each of the foregoing covenants shall be measured based upon the financial statements of Borrower on a consolidated basis.


                                     -xxxiv-

                                    ARTICLE 9

                                EVENTS OF DEFAULT

         9.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

                  (a) Borrower shall fail to pay any principal of, or interest on, either Note when the same shall become due or payable;

                  (b) Any failure or neglect to perform or observe any of the covenants, conditions, provisions or agreements of Borrower contained herein, or in any of the other Credit Documents;

                  (c) Any warranty, representation or statement contained in this Credit Agreement or any of the other Credit Documents, or which is contained in any certificate or statement furnished or made to Lender pursuant hereto or in connection herewith or with the Loan, shall be or shall prove to have been false when made or furnished;

                  (d) The occurrence of any material "event of default" or "default" by Borrower or a Guarantor under any Security Document, any other Credit Document, Guaranty or any agreement, now or hereafter existing, to which Lender or an Affiliate of Lender, and Borrower are a party;

                  (e) Borrower shall (i) fail to pay any Indebtedness of Borrower (other than the Note) due under any Significant Debt Agreement, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or within any applicable grace period, (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to such Indebtedness, within any applicable grace period when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate the maturity of such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment), prior to the stated maturity thereof, or (iii) allow the occurrence of any material event of default with respect to such Indebtedness;

                  (f) Any one or more of the Credit Documents shall have been determined to be invalid or unenforceable against Borrower executing the same in accordance with the respective terms thereof, or shall in any way be terminated or become or be declared ineffective or inoperative, so as to deny Lender the substantial benefits contemplated by such Loan Document or Credit Documents;

                  (g) Borrower or any Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets,
         (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

                  (h) An involuntary petition or complaint shall be filed against Borrower or any Guarantor, seeking bankruptcy or reorganization of Borrower, or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower, appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower, or all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;

                  (i) Any final judgment(s) (excluding those the enforcement of which is suspended pending appeal) for the payment of money in excess of the sum of $50,000.00 in the aggregate (other than any judgment covered by insurance where coverage has been acknowledged by the insurer) shall be rendered against Borrower or any Guarantor, and such judgment or judgments shall not be satisfied, settled, bonded or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

                  (j) Either (i) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plans (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) by Borrower, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, and such termination shall give rise to a liability of the Borrower or the Controlled Group to the PBGC or the Plan under ERISA having an effect in excess of $50,000.00 or (ii) a Reportable Event, the occurrence of which would cause the imposition of a lien in excess of $50,000.00 under Section 4062 of ERISA, shall have occurred with respect to any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) and be continuing for a period of sixty (60) days;


                                     -xxxvi-

                  (k) Any of the following events shall occur with respect to any Multi-Employer Pension Plan (as that term is defined in Section 4001(a)(3) of ERISA) to which Borrower or any Guarantor contributes or contributed on behalf of its employees and Lender determines in good faith that the aggregate liability likely to be incurred by Borrower or any Guarantor, as a result of any of the events specified in Subsections (i), (ii) and (iii) below, will have an effect in excess of $50,000.00; (i) Borrower or any Guarantor incurs a withdrawal liability under Section 4201 of ERISA; (ii) any such plan is "in reorganization" as that term is defined in Section 4241 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA;

                  (l) The dissolution, liquidation, sale, transfer, lease or other disposal of all or substantially all of the assets or business of Borrower or any Guarantor;

                  (m) Any levy or execution upon, or judicial seizure of, any property of Borrower or any Guarantor that has a fair market value in excess of $50,000.00 that is not bonded or released within thirty (30) days; or,

                  (n) The occurrence of any adverse change in the financial condition of Borrower or any Guarantor that Lender, in its reasonable discretion, deems material, or if Lender in good faith shall believe that the prospect of payment or performance of the Loan is impaired.

         9.2 Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Lender may, at its sole option, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Credit Documents, as Lender in its sole discretion may deem necessary or appropriate, all of which remedies shall be deemed cumulative, and not alternative:

                           (i) cease making Advances or extensions of financial
                  accommodations in any form to or for the benefit of Borrower and declare the principal of, and all interest then accrued on, the Note and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding;

                           (ii) reduce any claim to judgment; and/or

                           (iii) without notice of default or demand, pursue and
                  enforce any of Lender' rights and remedies under the Credit Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event


                                    -xxxvii-
                  of Default specified in Sections 9.1(g) and 9.1(h) shall occur, the principal of, and all interest on, the Note and other liabilities hereunder shall thereupon become due and payable concurrently therewith, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

         Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all moneys, securities or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Lender or its agents, from or for the account of Borrower, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against Lender at any time existing. Lender agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section 9.2 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

         9.3 Performance by Lender. Should Borrower fail to perform any covenant, duty or agreement with respect to the payment of taxes, obtaining licenses or permits, or any other requirement contained herein or in any of the Credit Documents within the period provided herein, if any, for correction of such failure, Lender may, at its option, perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at its main office in Phoenix, Arizona, together with interest thereon at the Default Rate, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Credit Documents or other control over the management and affairs of Borrower.


                                    -xxxviii-

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 Modification. All modifications, consents, amendments or waivers of any provision of any Loan Document, or consent to any departure by Borrower therefrom, shall be effective only if the same shall be in writing and accepted by Lender.

         10.2 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the Credit Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Credit Agreement, the Note or any Credit Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         10.3 Payment of Expenses. Borrower shall pay all costs and expenses of Lender (including, without limitation, the attorneys' fees of Lender's legal counsel) incurred by Lender in connection with the documentation of the Loan, and the preservation and enforcement of Lender's rights under this Credit Agreement, the Note, and/or the other Credit Documents; provided, however, that notwithstanding the aforesaid, with respect to any legal action between the parties hereto that is pursued to judgment the prevailing party only shall be reimbursed by the other party for all costs and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred in connection with the preservation and enforcement of its rights under this Credit Agreement, the Note and/or other Credit Documents. In addition, Borrower shall pay all costs and expenses of Lender in connection with the negotiation, preparation, execution and delivery of any and all amendments, modifications and supplements of or to this Credit Agreement, the Note or any other Loan Document.

         10.4 Notices. Except for telephonic notices permitted herein, any notices or other communications required or permitted to be given by this Credit Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, or (ii) made by telefacsimile delivered or transmitted, to the party to whom such notice or communication is directed, to the address of such party as follows:


                                    -xxxix-

         Borrower:                  Hypercom Corporation
                                    2851 West Kathleen Road
                                    Phoenix, Arizona 85023-4053

         Lender:                    Bank One, Arizona, NA
                                    Post Office Box 71
                                    Phoenix, Arizona  85001
                                    Attention: Commercial Banking AZ1-1178

Any notice to be personally delivered may be delivered to the principal offices (determined as of the date of such delivery) of the party to whom such notice is directed. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid; or, if mailed, on the third day after it is mailed as aforesaid; or, if transmitted by telefacsimile, on the day that such notice is transmitted as aforesaid. Any party may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this
Section 10.4.

         10.5 Governing Law. This Credit Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Arizona. The substantive laws of the State of Arizona and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Credit Agreement and all of the other Credit Documents, without regard to Arizona conflicts of law rules.

         10.6 Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Credit Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Loan Document a provision mutually agreeable to Borrower and Lender as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         10.7 Binding Effect. The Credit Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder.

         10.8 Entirety. The Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

         10.9 Time. Time is of the essence hereof.


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
         10.10 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.

         10.11 Survival. All representations and warranties made by Borrower herein shall survive delivery of the Note and the making of the Loan.

         10.12 No Third Party Beneficiary. The parties do not intend the benefits of this Credit Agreement to inure to any third party, nor shall this Credit Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Note, or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Credit Agreement or any of the other Credit Documents, neither this Credit Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against Lender, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

         10.13 Indemnity. Borrower agrees to and shall indemnify, hold harmless and defend Lender from any liability, claims or losses resulting from the disbursement of the proceeds of the Loan. This provision shall survive repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

         10.14 Schedules and Exhibits Incorporated. All schedules and exhibits attached hereto, if any, are hereby incorporated into this Credit Agreement by each reference thereto as if fully set forth at each such reference.

         10.15 Arbitration. Lender and Borrower agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Credit Agreement, any Credit Document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing


                                      -xli-
of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any Collateral including any claim to rescind, reform or otherwise modify any agreement relating to the Collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

         10.16 Jury Waiver. THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER RELATED DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER RELATED CREDIT DOCUMENTS.

         10.17 Application of Payments. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon delinquency or other default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Lender may from time to time determine in its sole discretion.


                                     -xlii-

         10.18 Counterparts. This Credit Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Credit Agreement as of the day and year first above written.

                                    HYPERCOM CORPORATION, a Delaware
                                    corporation



                                    By:
                                    Name:
                                    Title:


                                    BANK ONE, ARIZONA, NA, a national banking association



                                    By:
                                    Name:
                                    Title:


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